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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Moldflow Corporation of our report dated July 31, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Moldflow Corporation for the year ended June 30, 2001.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2001